                    Cohen & Steers Select Utility Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017

                                                            ______________, 2004

EquiServe Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attention: Carole McHugh

     Re: Cohen & Steers Select Utility Fund, Inc. (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance provisions of the Transfer Agency and Service Agreement, dated as of January 27, 2004 by and between each management investment company party thereto and EquiServe Trust Company, N.A., the undersigned Fund hereby requests that your bank act as Transfer Agent for the Fund under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 9 of the aforementioned contract.

                                                Sincerely,

                                                Cohen & Steers Select Utility
                                                   Fund, Inc.


                                                By:
                                                    ----------------------------
                                                Name: Robert H. Steers
                                                Title: Chairman, Duly Authorized

Agreed and Accepted:

EQUISERVE TRUST COMPANY, N.A.


By:
    -------------------------------
Name:
      -----------------------------
Title:
      -----------------------------

Effective Date:                 , 2004
                ---------------

                      Transfer Agency and Service Agreement

                                     Between

                              Cohen & Steers Funds

                                       and

                          EquiServe Trust Company, N.A.

                                       and

                                 EquiServe, Inc.

Table of Contents

Section 1.      Certain Definitions..................................................4

Section 2.      Appointment of Agent.................................................4

Section 3.      Standard Services....................................................6

Section 4       Dividend Disbursing Services.........................................6

Section 5.      Optional Services and Standards......................................7

Section 6.      Fee and Expenses.....................................................7

Section 7.      Representations and Warranties of Transfer Agent.....................8

Section 8.      Computer Services....................................................9

Section 9.      Representations and Warranties of Fund..............................10

Section 10.     Indemnification/Limitation of Liability.............................10

Section 11.     Damages.............................................................12

Section 12.     Responsibilities of the Transfer Agent..............................12

Section 13.     Covenants of the Fund and Transfer Agent............................12

Section 14      Confidentiality.....................................................12

Section 15.     Term and Termination................................................13

Section 16.     Assignment..........................................................14

Section 17.     Unaffiliated Third Parties..........................................14

Section 18.     Miscellaneous.......................................................14

Section 18.1    Notices.............................................................14

Section 18.2    Successors..........................................................14

Section 18.3    Amendments..........................................................15

Section 18.4    Severability........................................................15

Section 18.5    Governing Law.......................................................15

Section 18.6    Force Majeure.......................................................15

Section 18.7    Third Party Beneficiaries...........................................15

Section 18.8    Survival............................................................15

Section 18.9    Priorities..........................................................15

Section 18.10   Merger of Agreement.................................................15

Section 18.11   Counterparts........................................................16

Section 18.12   Parties.............................................................

AGREEMENT made as of the 27th day of January, 2004, by and between each of the funds listed on Exhibit A, as it maybe amended from time to time (collectively, the "Fund"), having its principal office and place of business 757 Third Avenue, New York, NY 10017 (the "Fund"), and EquiServe, Inc., a Delaware corporation, and its fully owned subsidiary EquiServe Trust Company, N.A., a federally chartered trust company doing business at 150 Royall Street, Canton, Massachusetts 02021 (collectively, the "Transfer Agent" or individually "EQI" and the "Trust Company", respectively).

     WHEREAS, the Fund desires to appoint the Transfer Agent as sole transfer agent and registrar and EQI as dividend disbursing agent and processor of all payments received or made by Fund under this Agreement.

     WHEREAS, the Trust Company and EQI desire to accept such respective appointments and perform the services related to such appointments;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Certain Definitions.

(a) "Account" or "Accounts" shall mean the account of each Shareholder which account shall hold any full or fractional shares of stock held by such Shareholder and/or outstanding funds or tax reporting to be done.

(b) "Agreement" shall mean this agreement and any and all exhibits or schedules attached hereto and any and all amendments or modifications, which may from time to time be executed.

(c) "Closed Account" shall mean an account with a zero share balance, no outstanding funds or no reportable tax information.

(d) "Share" shall mean Fund's common stock, par value $.001per share and Fund's preferred stock, par value per share authorized by the Fund's Articles of Incorporation, and other classes of Fund's stock to be designated by the Fund in writing and for which the Transfer Agent agrees to service under this Agreement.

(e) "Shareholder" shall mean the holder of record of Shares

(f) "Shareholder Data" shall mean Shareholder, Fund and proxy information maintained on the records database of the Transfer Agent

(g) "Shareholder Internet Services" shall have the meaning set forth in Section 5.2

2. Appointment of Agent.

     2.1 Appointments. The Fund hereby appoints the Transfer Agent to act as sole transfer agent and registrar for all Shares in accordance with the terms and conditions hereof and as administrator of Plans and appoints EQI as dividend disbursing agent and processor of all payments received or made by or on behalf of the Fund under this Agreement, and the Transfer Agent and EQI accept the appointments. Fund shall provide or has previously provided evidence that the Fund has authorized the appointment of

Transfer Agent which may include certified copies of resolutions appointing the Trust Company as Transfer Agent.

     2.2 Documents. In connection with the appointing of Transfer Agent as the transfer agent and registrar for the Fund, the Fund has provided copies of all relevant documentation that Transfer Agent reasonably requests regarding the Fund's organization or corporate authority, as listed below:

          (a) Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission for initial public offerings;

               (b) Specimens of all forms of outstanding stock certificates, in forms approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval;

               (c) Specimens of the Signatures of the officers of the Fund authorized to sign stock certificates and individuals authorized to sign written instructions and requests; and

               (d) An opinion of counsel for the Fund addressed to both the Trust Company and EQI with respect to:

                    (i) The Fund's organization and existence under the laws of its state of organization;

                    (ii) The status of all Shares of the Fund covered by the
                         appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and

                    (iii) That all issued Shares are, and all unissued Shares
                         will be, when issued, validly issued, fully paid and non-assessable.

               (e) A copy of the Articles of Incorporation and By-Laws of the Fund;

               (f) Copies of all material amendments to its Articles of Incorporation or By-Laws made after the date of this Agreement, promptly after such amendments are made; and

               (g) A certificate of the Fund as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued Shares relating to the exercise of options.

     2.3 Records. Transfer Agent may adopt as part of its records all lists of holders, records of Fund's stock, books, documents and records which have been employed by any former agent of Fund for the maintenance of the ledgers for such shares, provided such ledger is certified by an officer of Fund or the prior transfer agent to be true, authentic and complete. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. The Transfer Agent agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with the requirements of law, and will be surrendered promptly to the Fund on and in accordance with its request.

     2.4 Shares. Fund shall, if applicable, inform Transfer Agent as to (i) the existence or termination of any restrictions on the transfer of Shares and in the application to or removal from any certificate of stock of any legend restricting the transfer of such Shares or the substitution for such certificate of a certificate without such legend, (ii) any authorized but unissued Shares reserved for specific purposes, (iii) any outstanding Shares which are exchangeable for Shares and the basis for exchange, (iv) reserved Shares subject to option and the details of such reservation and (v) special instructions regarding dividends and information of foreign holders.

     2.5 Fund's Agent. Transfer Agent represents that it is engaged in an independent business and will perform its obligations under this Agreement as an agent of Fund.

     2.6 Certificates. Fund shall deliver to Transfer Agent an appropriate supply of stock certificates, which certificates shall provide a signature panel for use by an officer of or authorized signor for Transfer Agent to sign as transfer agent and registrar, and which shall state that such certificates are only valid after being countersigned and registered.

3. Standard Services.

     3.1 Certificate Replacement. The Transfer Agent will perform the following services:

          (a) issue and record the appropriate number of Shares as authorized and hold such Shares in the appropriate Shareholder account;

          (b) effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

          (c) The Transfer Agent will issue replacement certificates for those certificates alleged to have been lost stolen or destroyed upon receipt by the Transfer Agent of an open penalty surety bond satisfactory to it and holding it and the Fund harmless, absent notice to the Fund and the Transfer Agent that such certificates have been acquired by a bona fide purchaser. The Transfer Agent, at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof without such indemnity. Further, the Transfer Agent may at its sole option accept indemnification from a Fund to issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed in lieu of an open penalty bond.

     3.2 Compliance with Laws. The Transfer Agent and EQI are obligated to and agree to comply with all applicable federal, state and local laws and regulations, codes, order and government rules in the performance of their duties under this Agreement.

     3.3 Unclaimed Property and Lost Shareholders. The Transfer Agent shall report unclaimed property to each state in compliance with state law and shall comply with Section 17Ad-17 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for lost Shareholders.

4. Dividend Disbursing Services.

     4.1 Declaration of Dividends. Upon receipt of a written notice from the President, any Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of Fund declaring the payment of a dividend, EQI shall disburse such dividend payments provided that in advance of such payment, Fund furnishes EQI with sufficient funds. The payment of such funds to EQI for the purpose of being available for the payment of dividend checks from time to time is not intended by Fund to confer any rights in such funds on Fund's Shareholders whether in trust or in contract or otherwise.

     4.2 Stop Payments. Fund hereby authorizes EQI to stop payment of checks issued in payment of dividends, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or, through no fault of theirs, are otherwise beyond their control and cannot be produced by them for presentation and collection, and EQI shall issue and deliver duplicate checks in replacement thereof, and Fund shall indemnify Transfer Agent against any loss or damage resulting from reissuance of the checks.

     4.3 Tax Withholding. EQI is hereby authorized to deduct from all dividends declared by Fund and disbursed by EQI, as dividend disbursing agent, the tax required to be withheld pursuant to applicable provisions of the Internal Revenue Code of 1986, as amended, or by any Federal or State statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.

5. Optional Services and Standards.

     5.1 Optional Services

          Before electing to engage any entity other than the Transfer Agent ("Fund Vendor") to provide any of the services listed below, the Fund shall first give the Transfer Agent an opportunity to bid to provide such services:

     (a) Employee Plan Services;

     (b) Employee Stock Purchase Plan Programs; and

     (c) Corporate actions (including inter alia, odd lot buy backs, exchanges, mergers, redemptions, subscriptions, capital reorganization, coordination of post-merger services and special meetings.

In the event that the Fund Vendor provides the above services, the Fund shall pay the Transfer Agent its standard fees and expenses charged by the Transfer Agent for services rendered to support the above services rendered by the Fund Vendor for the benefit of the Fund.

     5.2 Shareholder Internet Services. The Transfer Agent shall provide internet access to Fund's Shareholders through Transfer Agent's web site, equiserve.com ("Shareholder Internet Services"), pursuant to its established procedures ("Security Procedures"), to allow Shareholders to view their account information and perform certain on-line transaction request capabilities. The Shareholder Internet Services are provided "as is," on an "as available" basis, and Transfer Agent hereby specifically disclaims any and all representations or warranties, express or implied, regarding such services provided by Transfer Agent hereunder, including any implied warranty of merchantability or fitness for a particular purpose and implied warranties arising from course of dealing or course of performance; provided, however, that Transfer Agent shall use commercially reasonable efforts to maintain Shareholder Internet Services in good working order.

6. Fees and Expenses.

     6.1 Fee and Service Schedules. Fund agrees to pay Transfer Agent the fees for Services performed pursuant to this Agreement as set forth in the Fee and Service Schedule attached hereto, as it may be amended from time to time.

     6.2 Out-of-Pocket Expenses. In addition to the fees paid under Section 6.1 above, the Fund agrees to reimburse the Transfer Agent for reasonable out-of-pocket expenses, including but not limited to postage, Transfer Agent administrative costs, forms, telephone, microfilm, microfiche, taxes, records storage, exchange and broker fees, or advances incurred by the Transfer Agent for the items set out in the Fee and Service Schedule attached hereto. In addition, any other reasonable expenses incurred by the Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund.

     6.3 Conversion Funds. Conversion funding required by any out of proof condition caused by a prior agents' services shall be advanced to Transfer Agent prior to the commencement of services.

     6.4 Invoices. The Fund agrees to pay all fees and reimbursable expenses within 30 days of the date of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee or expense subject to the good faith dispute. The Fund shall settle such disputed amounts within five (5) business days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

     6.5 Late Payments. The failure by Fund to pay an invoice within 90 days after receipt of such invoice or the failure by the Fund to timely pay two consecutive invoices shall constitute a material breach pursuant to Section 15.3(a) below except to the extent thereof such invoices are in dispute as provided in Section 6.4. The Transfer Agent may terminate this Agreement for such material breach immediately subject to the Fund's right to cure such breach within 10 days of receipt of such termination notice.

     6.6 Overtime Charges. Commercially reasonable overtime charges will be assessed in the event of a late delivery to the Transfer Agent of Fund material for mailings to Shareholders, unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports and news releases.

     6.7 Transfer Agent Accounts. The Fund acknowledges that the Transfer Agent accounts maintained by EQI in connection with the Services will be in its name and that EQI may receive investment earnings in connection with the investment at EQI's risk and for its benefit of funds held in those accounts from time to time.

7. Representations and Warranties of Transfer Agent.

     7.1 Governance. The Trust Company is a federally chartered limited purpose national Transfer Agent duly organized under the laws of the United States and EQI is a corporation validly existing and in good standing under the laws of the State of Delaware and each has full corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Transfer Agent has been duly authorized by all necessary corporate action and constitutes the legal valid and binding obligation of Transfer Agent enforceable against Transfer Agent in accordance with its terms.

     7.2 Compliance. The execution, delivery and performance of the Agreement by Transfer Agent will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to, (i) any existing law, ordinance, or governmental rule or regulation to which Transfer Agent is subject, (ii) any judgement, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Transfer Agent, (iii) the incorporation documents or by-laws of , or any material agreement to which Transfer Agent is a party.

8. Computer Services

     8.1 Transfer Agent has developed a data access service that enables the Fund to access the Fund's Shareholder records maintained on the Transfer Agent's computer system through the Internet or remote access, as the case may be (the "Data Access Service"). The Fund wishes to use such Data Access Service subject to the terms and conditions set forth herein.

     8.2 Procedures for Access. Access is accomplished by entering a unique Fund identification ("Fund ID(s)") and passwords ("Password(s)") assigned to the Fund by Transfer Agent. Each Fund ID and Password assigned to the Fund is for use only by the Fund. The Fund shall establish and maintain reasonable security and control over each Fund ID. After Transfer Agent assigns the Fund a Password, the Fund shall change the Password. The Password is within the Fund's exclusive control after the necessary change. Fund agrees to notify Transfer Agent immediately if any employee of Fund granted access to the Data Access Service leaves the employ of the Fund, in order to enable Transfer Agent to terminate such employee's access.

     8.3 Proprietary Information. The Fund acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by Transfer Agent as part of the Data Access Service to access Shareholder Data maintained by the Transfer Agent on data bases under the control and ownership of the Transfer Agent or other third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Shareholder Data. The Fund agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

     (a) to refrain from copying or duplicating in any way the Proprietary Information, other than to print out pages reflecting Shareholder Data to provide to Shareholders or for Fund's internal use;

     (b) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform Transfer Agent in a timely manner of such fact and dispose of such information in accordance with Transfer Agent's instructions;

     (c) to refrain from causing or allowing the Proprietary Information from being retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

     (d) that the Fund shall have access only to those authorized transactions agreed upon by the parties; and

     (e) to honor all reasonable written requests made by Transfer Agent to protect at Transfer Agent's expense the rights of Transfer Agent Proprietary Information at common law, under federal copyright law and under other federal or state law.

8.4 Content. If the Fund notifies the Transfer Agent that any part of the Data Access Service does not operate in material compliance with the user documentation provided by the Transfer Agent for such service, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third party data, including, but not limited to, the accuracy thereof.

8.5 Transactions. If the transactions available to the Fund include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of Shares or direct EQI to transfer cash or
     (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instructions without undertaking any further inquiry as long as such instructions are undertaken in conformity with reasonable security procedures established by the Transfer Agent from time to time.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 8.

9. Representations and Warranties of Fund.

     The Fund represents and warrants to the Transfer Agent that:

     9.1 Organizations. It is a corporation duly organized and existing and in good standing under the laws of Maryland;

     9.2 Governance. It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement. All corporate proceedings required by said Articles of Incorporation, By-Laws and applicable law have been taken to authorize it to enter into and perform this Agreement; and

     9.3 Securities Act of 1933. A registration statement under the Securities Act of 1933, as amended (the "1933 Act") has been filed and is currently effective, or will be effective prior to the sale of any Shares, and will remain so effective, and all appropriate state securities law filings have been made with respect to all the Shares of the Fund being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws; information to the contrary will result in immediate notification to the Transfer Agent.

10. Indemnification/Limitation of Liability.

     10.1. Standard of Care. The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct of that of its employees.

     10.2. Fund Indemnity. The Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and arising out of or attributable to:

          (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement provided that such actions are taken in good faith and without negligence or willful misconduct.

          (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

          (c) The reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

          (d) The reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund.

          (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

     10.3 Instructions. At any time the Transfer Agent may apply to any officer of the Fund for instruction, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

     10.4 Notice. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or in the name of the Transfer Agent. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Transfer Agent except with the Fund's prior written consent.

11. Damages.

No party shall be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

12. Responsibilities of the Transfer Agent.

     12.1 The Fund agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Transfer Agent for the carrying out, or performing by the Transfer Agent of the provisions of this Agreement.

     12.2 No provision of this Agreement shall require the Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

13. Covenants of the Fund and Transfer Agent.

     13.1 Notification. Fund shall notify Transfer Agent as soon as possible in advance of any stock split, stock dividend or similar event which may affect the Shares, and each party shall notify the other in the event of any bankruptcy, insolvency, moratorium or other proceeding regarding such party affecting the enforcement of creditors' rights. Notwithstanding any other provision of the Agreement to the contrary, Transfer Agent will have no obligation to perform any Services under the Agreement subsequent to the commencement of any bankruptcy, insolvency, moratorium or other proceeding regarding Fund affecting the enforcement of creditor' rights unless Transfer Agent receives assurance satisfactory to it that it will receive full payment for such services.

14. Confidentiality.

     14.1 Covenant. The Transfer Agent and the Fund agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any Funds' lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent or of the Fund, used or gained by the Transfer Agent or the Fund during performance under this Agreement except as required by law. The Fund and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Fund and their successors and assigns. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or agent for purposes of providing services under this Agreement.

     14.2 Request for Records. In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund, other than requests for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

14.3 Not withstanding anything to the contrary contained in this Agreement, the Transfer Agent shall not disclose or use any Shareholder Data other than to provide the services described in this Agreement.

15. Term and Termination.

     15.1 Term. The Initial Term of this Agreement shall be one (1) year from the date first stated above unless terminated pursuant to the provisions of this
Section 15. Unless a terminating party gives written notice to the other party sixty (60) days before the expiration of the Initial Term this Agreement will renew automatically from year to year ("Renewal Term").

     15.2 Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should Fund desire to move any of its services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or without the required notice period, the Transfer Agent shall use commercially reasonable efforts to facilitate the conversion on such prior date, however, there can be no guarantee that the Transfer Agent will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider, or if the Fund is liquidated or its assets merged or purchased or the like with another entity which does not utilize the services of the Transfer Agent, the fees payable to the Transfer Agent shall be calculated as if the services had remained with the Transfer Agent until the expiration of the then current Initial or Renewal Term and calculated at existing rates on the date notice of termination was given to the Transfer Agent, and the payment of fees to the Transfer Agent as set forth herein shall be accelerated to the date prior to the conversion or termination of services. Section 15.2 shall not apply if the Transfer Agent is terminated for cause under Section 15.4(a) of this Agreement. Once this Agreement is terminated, any and all other services provided by Transfer Agent for the Fund will be deemed terminated on said date.

     15.3 Expiration of Term. After the expiration of the Initial Term or Renewal Term whichever currently is in effect, should either party exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, the Transfer Agent will charge a de-conversion/transition fee in an amount equal to 10% of the aggregate fees incurred by Fund during the immediately preceding twelve (12) month period, provided, however, such fee shall in no event be less than three-thousand dollars ($3,000).

     15.4 Termination.

     This Agreement may be terminated in accordance with the following:

          (a) at any time by any party upon a material breach of a representation, covenant or term of this Agreement by any other unaffiliated party which is not cured within a period not to exceed thirty (30) days after the date of written notice thereof by one of the other parties; and

          (b) by any party, at any time, in the event that during the term of this Agreement, a bankruptcy or insolvency proceeding is filed by or against either party or a trustee; or receiver is appointed for any substantial part of either party's property (and in a case of involuntary bankruptcy, insolvency or receivership proceeding, there is entered an order for relief, or order appointing a receiver or some similar order or decree and such party does not succeed in having such order lifted or stayed within sixty (60) days from the date of its entry), or either party makes an assignment of all or substantially all of its property for the benefit of creditors or ceases to conduct its operations in the normal course or business.

16. Assignment.

     16.1 Affiliates. The Transfer Agent may, without further consent of the Fund assign its rights and obligations hereunto to any affiliated transfer agent registered under Section 17A(c)(2) of the Exchange Act; provided, however, the act of such affiliated transfer agent is able to provide services hereunder in a substantially similar manner as the Transfer Agent.

     16.2 Sub-contractors. Transfer Agent may, without further consent on the part of Fund, subcontract with other subcontractors for telephone and mailing services as may be required from time to time; provided, however, that the Transfer Agent shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

17. Unaffiliated Third Parties.

     Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, airborne services, the U.S. mails and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

18. Miscellaneous

     18.1 Notices. Any notice or communication by the Transfer Agent or the Fund to the other is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

               If to the Fund:

               Cohen & Steers Funds
               757 Third Avenue
               New York, NY 10017
               Telecopy No.: (212) 750 - 0713
               Attn: Jay Chen

               If to the Transfer Agent:

               EquiServe Trust Company, N.A.
               c/o EquiServe, Inc.
               150 Royall Street
               Canton, MA 02021
               Telecopy No.:(781) 575-4210
               Attn: General Counsel

     18.2 Successors. All the covenants and provisions of this agreement by or for the benefit of the Fund or the Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     18.3 Amendments. This Agreement may be amended or modified by a written amendment executed by the parties hereto and, to the extent required, authorized or approved by a resolution of the Board of Directors of the Fund.

     18.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     18.5 Governing Law. This Agreement shall be governed by the laws of the state of New York.

     18.6 Force Majeure. Notwithstanding anything to the contrary contained herein, Transfer Agent shall not be liable for any delays or failures in performance resulting from acts of God, labor difficulties, war, or civil unrest or such other extraordinary acts or events that are beyond Transfer Agent's reasonable control.

     18.7 Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the Transfer Agent, the Fund and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this agreement, and there are no third party beneficiaries hereof.

     18.8 Survival. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

     18.9 Priorities. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

     18.10 Merger of Agreement. This agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

     18.11 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     18.12 Parties. The funds that are (or in the future become) parties to this Agreement have been collectively defined as the "Fund" for administrative convenience only. The Transfer Agent acknowledges that each fund is a separate party to this Agreement and shall have all rights and obligations as if it had entered into a separate agreement with the Transfer Agent (e.g. the liability of a fund shall be several, and not joint with any other fund), and Transfer Agent's liability shall be to each fund and separately.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

On Behalf of each of the Cohen & Steers Funds Listed on Exhibit A


By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------

EquiServe, Inc.
EquiServe Trust Company, N.A.

On Behalf of both Entities


By:
    -------------------------------
Name: Dennis V. Moccia
      -----------------------------
Title: Managing Director
      -----------------------------

                                    EXHIBIT A

Cohen & Steers REIT and Preferred Income Fund, Inc.

Cohen & Steers Advantage Income Realty Fund, Inc.

Cohen & Steers Premium Income Realty Fund, Inc.

Cohen & Steers Quality Income Realty Fund, Inc.

Cohen & Steers Total Return Realty Fund, Inc.

Cohen & Steers REIT & Utility Income Fund, Inc.

Cohen & Steers Select Utility Fund, Inc.